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                                  Exhibit 11


                          MAHASKA INVESTMENT COMPANY
                               AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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

                                                                                      Three Months Ended
                                                                                            March 31,
                                                                                 --------------------------------
                                                                                      2001             2000
                                                                                 ---------------  ---------------
Earnings per Share Information:
-----------------------------------------------------

Weighted average number of shares
  outstanding during the year..............................................            3,953,471        4,288,826

Weighted average number of shares
  outstanding during the year
  including all dilutive potential shares..................................            3,980,934        4,314,801

Net earnings...............................................................         $    992,137      $ 1,113,332


Earnings per share - basic.................................................         $       0.25      $      0.26

Earnings per share - diluted...............................................         $       0.25      $      0.26
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